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                                                              EXHIBIT 23


                     CONSENT OF INDEPENDENT AUDITORS

MONSANTO COMPANY:

        We consent to the incorporation by reference in Monsanto Company's Registration Statements on Form S-8 (Nos. 2-36636, 2-76696, 2-90152, 33-13197, 33-21030, 33-39704, 33-39705, 33-39706, 33-39707, 33-49717,
33-53363, 33-53365, 33-53367, 333-02783, 333-02961, 333-02963,
333-33531, 333-38599, 333-45341 and 333-76653) and Registration
Statements on Form S-4 (Nos. 333-66175, 333-73233 and 333-30824) of our
report dated February 25, 2000, incorporated by reference in this annual report on Form 10-K of Monsanto Company for the year ended December 31, 1999.


/s/ DELOITTE & TOUCHE LLP


St. Louis, Missouri
March 17, 2000